Exhibit 10.19

AMENDMENT NO. 1 TO
AMENDED AND RESTATED
EMPLOYMENT AND NON-COMPETE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETE AGREEMENT (this “Amendment”) is entered into and effective as of the 23rd day of March, 2012 (the “Effective Date”), by and among Macoven Pharmaceuticals, LLC, a Louisiana limited liability company (“Employer”), Pernix Therapeutics Holdings, Inc., a Maryland corporation and sole member of Employer (“Parent”) and John McMahon, a resident of the lawful age of majority of the Commonwealth of Kentucky (“Employee”), who hereby agree as follows:

WHEREAS, Employer, Employee and Parent entered into an Amended and Restated Employment and Non-Compete Agreement effective March 14, 2011 (the “Agreement”) to replace a prior Employment Agreement that is no longer in effect;

WHEREAS, the parties desire to amend the Agreement for the purpose of further creating an incentive component of Employee’s compensation package that better aligns the interests of Parent, Employer and Employee.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer, Parent and Employee, intending to be legally bound, hereby agree as follows:

1. Removal of Certain Provisions; Issuance of Restricted Stock; Volume Limitation

(a) Section 3(d) of the Agreement is hereby deleted in its entirety, including subsections (i), (ii), (iii), (iv) and (v) thereof; and

(b) Section 4 of the Agreement is hereby deleted in its entirety.

(c) The first sentence of Section 5(a) of the Agreement is hereby amended and replaced in its entirety with the following:

“During the term of this Agreement, Employee shall not, during any calendar week, Transfer shares of Common Stock, regardless of whether Employee received such shares as compensation under this Agreement, that exceed the lesser of (1) 5,000 shares or (2) five percent (5%) of the average weekly trading volume of the Common Stock (as reported on NYSE Amex or such other exchange on which Common Stock may be listed) for the previous twelve completed calendar weeks prior to the proposed Transfer.”

(d) Parent agrees to grant Employee 165,000 restricted shares of its Common Stock pursuant to Parent’s Amended and Restated 2009 Stock Incentive Plan, with such shares to vest in three equal installments on each of the first three anniversaries of the date of grant of such shares and with such other terms and conditions contained in Parent’s current form of restricted stock agreement.

2. Agreement Still in Force.  The remaining provisions of the Agreement shall remain in full force and effect and are not effected by the provisions of this Amendment.

3. Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

4. Governing Law.  This Amendment shall be construed in accordance with, and governed by, the Laws of the Commonwealth of Kentucky applicable to agreements to be performed entirely in the Commonwealth of Kentucky without regard to its conflicts of law rules.

5. Headings.  The subject headings of the sections of this Amendment are included for purposes of convenience only, and shall not control or affect the meaning, construction or interpretation of any of its provisions.

6. Notice.  Any notice or other communication required or permitted under this Amendment by either party hereto to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:

If to Employee, to:                John McMahon
6204 Crystal Point Drive
Louisville, Kentucky 40299

If to Employer, to:                 Macoven Pharmaceuticals, LLC
10003 Woodloch Forest Drive
The Woodlands, Texas 77380
Attn: Cooper Collins

If to Parent, to:                      Pernix Therapeutics Holdings, Inc.
10003 Woodloch Forest Drive
The Woodlands, Texas 77380
Attn: Cooper Collins

Any party may change the address or addresses to which notices are to be sent by giving notice of such change of address in the manner provided by this Section.

7. Binding Effect; Successors.  This Amendment shall be binding upon and shall inure to the benefit of Employer and Parent and their respective successors and assigns, and shall inure to the benefit of and be binding upon Employee and his executors, administrators, heirs and legal representatives.  Because Employee’s services hereunder are special, personal and unique in nature, Employee may not transfer, sell or otherwise assign his rights, obligations or benefits under this Amendment.  Nothing in this Amendment shall preclude Employer and/or Parent from assigning, in full or part, this Amendment to any affiliate of Employer, or preclude Employer or Parent from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity which assumes its obligations under this Amendment in full.

8. Waiver.  No waiver of a default by either party of any term, covenant or condition hereof to be performed or observed by the other party shall be construed as, or operate as, a waiver of any subsequent default of the same or any other term, covenant or condition hereof.  No provision of this Amendment can be waived unless such waiver is expressed in writing and signed by all of the parties hereto.

9. No Conflict.  Employee represents and warrants that Employee is not subject to any agreement, order, judgment or decree of any kind which would prevent Employee from entering into this Agreement or performing fully Employee’s obligations hereunder.

10. Construction.  The language of this Amendment shall be construed as a whole, according to its fair meaning and intent and not strictly for or against any party, regardless of who drafted or was principally responsible for drafting the Amendment or any specific term or condition hereof.  The parties to this Amendment have had sufficient time to consult legal counsel and negotiate changes regarding the terms hereof.  This Amendment shall be deemed to have been drafted by both parties to this Amendment, and neither shall urge otherwise.

11. Severability.  The provisions of this Amendment are severable.  The parties intend that if any provision of this Amendment should be adjudged invalid or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction only, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, provided such invalidity does not materially prejudice either party in its or his rights and obligations contained in the valid provisions of this Amendment, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Counterparts; Entire Agreement; Modification.  This Amendment may be executed in multiple counterparts, all of which together shall constitute one and the same instrument.  Signatures by facsimile shall be considered valid and binding on the parties hereto.  Together with the Agreement, this Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and, together with the Agreement, supersedes all prior and contemporaneous oral or written agreements, representations, and understandings of the parties.  No supplement, modification or amendment to this Amendment shall be binding unless executed in writing by all parties to this Agreement.

[COUNTERPART SIGNATURES ON THE FOLLOWING PAGES]

COUNTERPART SIGNATURE PAGE TO
AMENDMENT NO. 1 To
AMENDED AND RESTATED
EMPLOYMENT AND NON-COMPETE AGREEMENT
BY AND AMONG
MACOVEN PHARMACEUTICALS, LLC
PERNIX THERAPEUTICS HOLDINGS, INC.
AND
JOHN MCMAHON

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

EMPLOYEE:		EMPLOYER:
MACOVEN PHARMACEUTICALS, LLC By: PERNIX THERAPEUTICS, LLC

By: PERNIX THERAPEUTICS HOLDINGS, INC.

/s/ John McMahon	By:	/s/ Cooper Collins
John McMahon	Name:	Cooper Collins
	Its:	President and Chief Executive Officer

AGREED AND ACKNOWLEDGED:		PARENT:
EMPLOYEE’S SPOUSE:
PERNIX THERAPEUTICS HOLDINGS, INC.

/s/ Kimberly McMahon	By:	/s/ Cooper Collins
Kimberly McMahon	Name:	Cooper Collins
	Its:	President and Chief Executive Officer

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